CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-124876 of our report dated March 15, 2005, relating to the consolidated financial statements and financial statement schedule of Nevada Power Company, appearing in the Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Reno, Nevada
August 15, 2005